Exhibit 15(ii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K




Federated Shareholder Services Company
Federated Investors Tower
Pittsburgh, PA  15222-3775

Gentlemen:

Nomura Securities International, Inc. ("NSI") authorizes and directs Federated Shareholder Services Company (the "Transfer Agent") to distribute to the appropriate proprietary clients the 12b-1 fee payments (dollar amounts to be determined on pre-established dates) as satisfaction for the Transfer Agent's obligation to pay NSI funds under the Distribution Agreement. The authorization is effective from the date of the signature below forward, unless and until any change occurs that would necessitate a revision of this letter.



                                 NOMURA SECURITIES INTERNATIONAL, INC.

                                 Signature:  /s/ Mark McGauley
                                 Print Name:  Mark McGauley
                                 Title:  Executive Managing Director
                                 Date:  11/7/96